                                   FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.


                                   MBIA INC.
                              -------------------
             (Exact name of registrant as specified in its charter)


              Connecticut                                06-1185706
       -----------------------                 -------------------------------
       (State of incorporation)                (IRS Employer Identification No.)

               113 King Street,  Armonk, NY                   10504
          -----------------------------------------         ----------
          (Address of principal executive offices)          (Zip Code)

                                (914) 273-4545
              ---------------------------------------------------
              (Registrant's telephone number, including area code)



    SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:  None

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


  6.95% Senior Quarterly Income  Debt Securities due 2038 (Senior Quids/SM/)
  --------------------------------------------------------------------------
                     (Title of class to be so registered)


                            New York Stock Exchange
                      ----------------------------------
                        (Name of each exchange on which
                      each class is to be so registered)


The Commission is respectfully requested to send copies of all notices, orders and communications to:


     Louis G. Lenzi, Esq.                        Andrew Sommer, Esq.
     General Counsel and Corporate Secretary     Debevoise & Plimpton
     MBIA Inc.                                   875 Third Avenue
     113 King Street                             New York, NY 10022
     Armonk, New York 10504

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant is applying for registration of its 6.95% Senior Quarterly Income Debt Securities due 2038 (Senior QUIDS/SM/) ("Senior QUIDS").
Information relating to the Registrant's debt securities is set forth under the caption "Description of Debt Securities" on pages 6 through 14 of the Registrant's prospectus (the "Prospectus"), which was included in the Registrant's registration statement on Form S-3 (Registration No. 33-60039) filed with the Securities and Exchange Commission (the "Commission") on July 28, 1998 under the Securities Act of 1933, as amended (the "1933 Act"), which became effective on August 7, 1998 (the "Registration Statement"). Such information is incorporated by reference to the Prospectus and is filed as Exhibit 1 to this Form 8-A registration statement. Information relating specifically to the Registrant's Senior QUIDS is set forth under the caption "Description of Senior QUIDS" on pages S-6 through S-9 of the Registrant's prospectus supplement dated November 4, 1998, filed with the Commission on November 6, 1998 pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "Prospectus Supplement"). Such information is incorporated by reference to the Prospectus Supplement and is filed as Exhibit 2 to this Form 8-A registration statement.


ITEM 2.  EXHIBITS.

I.   The following exhibits are filed with the Commission:

     1. Pages 6 through 14 of the Prospectus, incorporated by reference to the Registration Statement.

     2. Pages S-6 through S-9 of the Prospectus Supplement, incorporated by reference to the Prospectus Supplement.

     3.  Specimen Senior QUIDS.

     4. Restated Certificate of Incorporation of the Registrant, dated August 17, 1990, incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990 (Comm. File 1-9583).

     5. Bylaws of the Registrant, as amended March 19, 1998, incorporated by reference to Exhibit 1 of the Registrant's Form 8-A/A, filed with the Commission on May 29, 1998.

     6. Senior Indenture, dated as of August 1, 1990, between the Company and The First National Bank of Chicago, as Trustee, incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-3 (Registration No. 33-33937).

                                   SIGNATURE
                                   ---------


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         MBIA INC.



                                         By: /s/ Louis G. Lenzi
                                            ----------------------------
                                            Name:  Louis G. Lenzi, Esq.
                                            Title: General Counsel and
                                                     Corporate Secretary



Dated:  December 9, 1998

                                 EXHIBIT INDEX
                                 -------------



Exhibit
Number                         Exhibit
-------                        -------
1.         Pages 6 through 14 of the Prospectus, incorporated by reference to the Registration Statement.

2. Pages S-6 through S-9 of the Prospectus Supplement, incorporated by reference to the Prospectus Supplement.

3.         Specimen Senior QUIDS.

4.         Restated Certificate of Incorporation of the Registrant, dated
           August 17, 1990, incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990 (Comm. File 1-9583).

5. Bylaws of the Registrant, as amended March 19, 1998, incorporated by reference to Exhibit 1 of the Registrant's Form
           8-A/A, filed with the Commission on May 29, 1998.

6.         Senior Indenture, dated as of August 1, 1990, between the
           Company and The First National Bank of Chicago, as Trustee, incorporated by reference to Exhibit 4.01 to the Company's
           Registration Statement on Form S-3 (Registration No. 33-33937